UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 23, 2012

PHH CORPORATION

(Exact name of registrant as specified in its charter)

MARYLAND	1-7797	52-0551284
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

3000 Leadenhall Road
Mt. Laurel, New Jersey 08054
(Address of principal executive offices, including zip code)

(856) 917-1744
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

Indenture

On August 23, 2012, PHH Corporation (“PHH,” the “Company” or “we”) issued $275 million aggregate principal amount of 7.375% Senior Notes due 2019 (the “2019 notes”). The 2019 notes were issued under an existing indenture, dated as of January 17, 2012, (the “Base Indenture”), as supplemented by the Second Supplemental Indenture, dated as of August 23, 2012 (the “Second Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”). The 2019 notes were issued in a registered offering pursuant to the Company’s registration statement on Form S-3 (No. 333-177723) filed with the Securities and Exchange Commission.

The Company is using the net proceeds of the offering of the 2019 notes, along with cash on hand, to repurchase approximately $418 million outstanding aggregate principal amount of its 7.125% Notes due 2013 (the “2013 notes”).

The 2019 notes will mature on September 1, 2019 and bear interest at a rate of 7.375% per annum, payable semi-annually in arrears on March 1 and September 1 of each year, beginning on March 1, 2013.

The 2019 notes are the Company’s senior unsecured and unsubordinated obligations and will rank equally in right of payment to all of the Company’s existing and future unsecured and unsubordinated indebtedness. Initially, the 2019 notes will not be guaranteed by any of the Company’s subsidiaries. The 2019 notes will be effectively subordinated to all of the Company’s and its subsidiaries’ secured obligations and to any existing and future obligations of the Company’s subsidiaries that do not guarantee the 2019 notes.

Each of the following constitutes an event of default under the Indenture: (1) default for a period of 30 days in payment of any interest on the 2019 notes when due; (2) default in payment of principal of (or premium, if any, on) the 2019 notes; (3) failure to make an offer to repurchase the 2019 notes upon a change of control, as defined in the Indenture, and thereafter accept and pay for 2019 notes tendered when and as required pursuant to the Indenture, or to comply with the consolidation, merger or sale of assets covenant described in the Indenture; (4) default in the performance of any other covenant in the Indenture with respect to the 2019 notes for 90 days after written notice to us by the Trustee or by the holders of at least 25% in principal amount of the 2019 notes; and (5) certain events of bankruptcy, insolvency or reorganization of us or any significant subsidiary.  If an event of default with respect to the 2019 notes shall occur and be continuing, the applicable Trustee or the holders of 25% in principal amount of the outstanding 2019 notes may declare the principal and accrued interest of all of the 2019 notes to be due and payable immediately.

The 2019 notes may be redeemed at any time and from time to time, at the option of the Company in whole or in part, at a “make-whole” redemption price specified in the Indenture. The 2019 notes will not have the benefit of any sinking fund.

Not later than 30 days following the occurrence of a change of control, as defined in the Indenture, the Company is required to offer to purchase all outstanding 2019 notes at a purchase price equal to 101% of the principal amount plus accrued and unpaid interest to, but not including, the date of purchase.

The Indenture contains covenants that, among other things: (1) require the Company to maintain a debt to tangible equity ratio not greater than 8.5 to 1; (2) limit the Company’s ability to pay dividends and make distributions on account of or repurchase, its capital stock; (3) limit the ability of the Company and certain of its subsidiaries to create liens on assets; (4) limit the ability to incur subsidiary debt; and (5) restrict the Company’s ability to consolidate, merge or sell its assets. These covenants are subject to certain significant exceptions and qualifications, and if and for so long as the 2019 notes are rated, by at least two rating agencies, equal to or better than Baa3 from Moody’s Investors Service, Inc., BBB- from Standard & Poor’s Ratings Services, a division of Standard & Poor’s Financial Services, LLC, and BBB- from Fitch, Inc., the limitation on the ability to incur subsidiary debt and make payments in respect of capital stock will be suspended.

The foregoing summary of the Indenture is qualified in its entirety by reference to the full text of the Base Indenture, a copy of which is filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on January 17, 2012 and is incorporated herein by reference, as supplemented by the Second Supplemental Indenture, a copy of which is filed with this Current Report on Form 8-K (this “Form 8-K”) as Exhibit 4.2 and is incorporated herein by reference.

Relationships

Thomas P. (Todd) Gibbons, one of the Company’s Directors effective July 1, 2011, is Vice Chairman and Chief Financial Officer of the Bank of New York Mellon Corporation, the Bank of New York Mellon, and BNY Mellon, N.A. (collectively “BNY Mellon”). The Company has certain relationships with BNY Mellon, including financial services, commercial banking and other transactions. BNY Mellon is a lender, along with various other lenders, in several of the Company’s credit facilities, functions as the custodian for loan files, and functions as the indenture trustee on certain privately issued convertible senior notes governed by an indenture, dated as of September 29, 2009, certain convertible senior notes governed by the Base Indenture, as supplemented by the first supplemental indenture, dated as of January 17, 2012, certain notes issued under an indenture, dated as of November 6, 2000, as supplemented by the fourth supplemental indenture, dated as of August 31, 2006, and certain notes issued under an indenture, dated as of August 11, 2010, as supplemented by the first supplemental indenture, dated as of December 12, 2011, in each case, between the Company and BNY Mellon, as well as several vehicle management asset-backed debt facilities. The Company also executes forward loan sales agreements and interest rate contracts with BNY Mellon. These transactions were entered into in the ordinary course of business upon terms, including interest rate and collateral, substantially the same as those prevailing at the time. The fees paid to BNY Mellon, including interest expense, during the three and six months ended June 30, 2012 were customary and not significant.

Certain of the underwriters and their affiliates have engaged in, and may in the future engage in, investment banking, commercial banking and other commercial dealings in the ordinary course of business with the Company or its affiliates. Such underwriters have received, or may in the future receive, customary fees and commissions for these transactions.

Affiliates of each of the underwriters are lenders under the Company’s existing revolving credit facilities. The Company maintains a committed mortgage warehouse facility with affiliates of Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities LLC, Wells Fargo Securities, LLC, RBS Securities Inc. and Barclays Capital Inc. Additionally, Merrill Lynch, Pierce, Fenner & Smith Incorporated is affiliated with Merrill Lynch Credit Corporation, one of the Company’s largest private-label clients. Furthermore, the Company intends to use the proceeds of the offering, along with cash on hand, to pay the applicable consideration, accrued and unpaid interest on the tendered 2013 notes and related fees and expenses in connection with its previously announced tender offer (the “Tender Offer”) and related consent solicitation, and has engaged Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc. and Barclays Capital Inc. to act as dealer managers and solicitation agents for the Tender Offer and related consent solicitation, for which Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc. and Barclays Capital Inc. will receive customary fees. Certain of the underwriters may hold 2013 notes and would, if such 2013 notes were tendered and accepted in the Tender Offer or redeemed, receive a pro rata portion of the proceeds therefrom. BNY Mellon Capital Markets, LLC, an affiliate of the Trustee, is an underwriter in this transaction.

Supplemental Indenture

The disclosure provided in Item 8.01 of this Form 8-K with respect to Supplemental Indenture No. 5 (as defined herein) is hereby incorporated by reference into this Item 1.01.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure provided in Item 1.01 of this Form 8-K and the disclosure provided in Item 8.01 of this Form 8-K with respect to Supplemental Indenture No. 5 are hereby incorporated by reference into this Item 2.03.

Item 8.01.  Other Events.

On August 23, 2012, the Company issued a press release announcing the closing of the offering of the 2019 notes and receipt of the requisite consents in the Tender Offer and related consent solicitation to enter into Supplemental Indenture No. 5, dated as of August 23, 2012 (the “Supplemental Indenture No. 5”), between the Company and the

Trustee, to the indenture governing the 2013 notes (as previously amended, the “2013 Notes Indenture”). As of 5:00 p.m., New York City time, on August 22, 2012 (the “Consent Expiration Date”), approximately $340 million aggregate principal amount of the 2013 notes were tendered (representing approximately 81% of the outstanding 2013 notes). The Company exercised its option to accept for payment and settle the Tender Offer with respect to 2013 notes that were validly tendered at or prior to the Consent Expiration Date (the “Early Settlement”). Such Early Settlement occurred on August 23, 2012, concurrently with the closing of the offering of the 2019 notes, and Supplemental Indenture No. 5 became effective at that time. The Tender Offer will expire at midnight, New York City time, on September 6, 2012, unless extended or earlier terminated by the Company.

Supplemental Indenture No. 5 eliminates or modifies certain restrictive covenants and other provisions contained in the 2013 Notes Indenture. A copy of Supplemental Indenture No. 5 is filed with this Form 8-K as Exhibit 4.4 and is incorporated herein by reference.

On August 23, 2012, the Company also delivered notice that it had called for redemption all of the 2013 notes that remain outstanding following consummation of the Tender Offer.

The full text of the press release is attached to this Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
4.1

Indenture, dated as of January 17, 2012, between PHH Corporation and The Bank of New York Mellon Trust Company, N.A., as trustee (incorporated by reference to Exhibit 4.1 to our Current Report on Form 8-K filed on January 17, 2012).

4.2	Second Supplemental Indenture, dated August 23, 2012, between PHH Corporation and The Bank of New York Mellon Trust Company, N.A., as trustee.
4.3	Form of 7.375% Senior Note due 2019 (included as part of Exhibit 4.2).
4.4

Supplemental Indenture No. 5, dated as of August 23, 2012, between PHH Corporation and The Bank of New York Mellon Trust Company, N.A. (formerly known as The Bank of New York, as successor in interest to Bank One Trust Company, N.A.), as trustee.

5.1	Opinion of DLA Piper LLP (US) with respect to legality of the 2019 notes.
23.1	Consent of DLA Piper LLP (US) (included in Exhibit 5.1).
99.1	Press Release of PHH Corporation, dated August 23, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHH CORPORATION

By:	/s/ William F. Brown
Name:	William F. Brown
Title:	Senior Vice President, General Counsel and Secretary

Dated: August 23, 2012

Index to Exhibits

Exhibit Number	Description
4.1

Indenture, dated as of January 17, 2012, between PHH Corporation and The Bank of New York Mellon Trust Company, N.A., as trustee (incorporated by reference to Exhibit 4.1 to our Current Report on Form 8-K filed on January 17, 2012).

4.2	Second Supplemental Indenture, dated August 23, 2012, between PHH Corporation and The Bank of New York Mellon Trust Company, N.A., as trustee.
4.3	Form of 7.375% Senior Note due 2019 (included as part of Exhibit 4.2).
4.4

Supplemental Indenture No. 5, dated as of August 23, 2012, between PHH Corporation and The Bank of New York Mellon Trust Company, N.A. (formerly known as The Bank of New York, as successor in interest to Bank One Trust Company, N.A.), as trustee.

5.1	Opinion of DLA Piper LLP (US) with respect to legality of the 2019 notes.
23.1	Consent of DLA Piper LLP (US) (included in Exhibit 5.1).
99.1	Press Release of PHH Corporation, dated August 23, 2012.